Exhibit 99.1

Alternus Clean Energy, Inc. Announces Closing of $2.16 Million Private
Placement of Convertible Notes and Warrants

FORT MILL, S.C., April 22, 2024 (GLOBE NEWSWIRE) -- Utility-scale transatlantic clean energy independent power producer Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“Alternus” or the “Company”) today announced the closing of an approximately $2.16 million private placement pursuant to the terms of a securities purchase agreement, dated April 19, 2024, with a certain institutional investor (the “Investor”).

The investment is in the form of a Senior Unsecured Original Issue 8% Discount Convertible Note (the “Note”), resulting in proceeds before expenses to Alternus of approximately $2.0 million. The Company expects to use the proceeds from this offering to continue executing on its business plan, including funding planned capital expenditures and working capital. The Note has a 12- month maturity. In addition, the Note will be convertible into shares of common stock of the Company at an initial conversion price equal to $0.48 per share of common stock, which represents 125% of the average closing price over the seven trading days prior to closing, subject to adjustment as further specified in the Note. The Note will be fully repayable in cash upon maturity if not fully converted prior. In addition, the institutional investor has the option of prepayment of up to 20% of the issuance amount of a subsequent financing.

As part of the investment, the investor was also granted a five and a half year warrant to purchase an aggregate of 2,411,088 shares of common stock at an exercise price equal to $0.48 per share, subject to adjustment (the “Warrant”).

Maxim Group LLC acted as the exclusive placement agent for the private placement.

Alternus has agreed to file a registration statement registering for the resale of the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrants.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities purchase agreement includes representations, warranties, covenants and other terms typical of a transaction of this type, the full description of which can be reviewed in documents attached to the Company’s Current Report on Form 8-K to be filed with the SEC. You may also obtain these documents for free when they are available by visiting the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Alternus Clean Energy, Inc.

Alternus is a transatlantic clean energy independent power producer. Headquartered in the United States, we currently develop, install, own, and operate utility-scale solar parks in the North America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony. For more information visit www.alternusenergy.com.

Forward-Looking Statements

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance, or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward- looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For More Information:

Alternus Investors:

Alternus Clean Energy

ir@alternusenergy.com

+1 (913) 815-1557

Alternus Media:

The Blueshirt Group

alternus@blueshirtgroup.com

+1 (323) 240-5796